EXHIBIT 10.5

ISDA®
International Swaps and Derivatives Association, Inc.

SCHEDULE
to the
2002 Master Agreement

dated as of May 25, 2012,

between

Rabobank, N.A.
(“Party A”)

and

QAD Ortega Hill, LLC, a Delaware limited liability company
 (“Party B”)

Part 1.	Termination Provisions.

(a)	“Specified Entity” means in relation to Party A for the purpose of:―

Section 5(a)(v), Not Applicable
Section 5(a)(vi), Not Applicable
Section 5(a)(vii), Not Applicable
Section 5(b)(v), Not Applicable

and in relation to Party B for the purpose of:―

Section 5(a)(v), All Affiliates
Section 5(a)(vi), All Affiliates
Section 5(a)(vii), All Affiliates
Section 5(b)(v), All Affiliates

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

ISDA® 2002

(c)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) are hereby amended by inserting at the end of Section 5(a)(i):  “provided, however, that notwithstanding the foregoing, an Event of Default shall not occur if the failure to pay or deliver is caused by an error or omission of an administrative or operational nature and funds were available to such party to enable it to make the relevant payment or delivery when due and provided that such error or omission is remedied within three Local Business Days and/or three Local Delivery Days after notice of such failure being received;”.

(d)	The “Cross-Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B except that the following shall be inserted at the end of Section 5(a)(vi):

“provided, however, that notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) above if the default, Event of Default or other similar event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature and funds were available to such party to enable it to make the relevant payment when due and provided that such error or omission is remedied within three Local Business Days of notice of such failure being received;”.

“Specified Indebtedness” means with respect to Party A and Party B, any obligation (whether present or future, contingent or otherwise as principal or surety or otherwise) for the payment or repayment of any money.

“Threshold Amount” means, (i) in relation to Party A for the purposes of Section 5(a)(vi), USD 100,000,000.00 and (ii) in relation to Party B for the purposes of Section 5(a)(vi), the lesser of USD 10,000.00 or 3% of stockholder equity, shareholder’s equity, membership interests, partnership interests or the equivalent, as applicable, as determined by reference to the latest audited consolidated annual report (if any) or the equivalent in any other currency.

(e)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) will apply to Party A and will apply to Party B.

(f)	The “Automatic Early Termination” provision of Section 6(a) will not apply.

(g)	“Termination Currency” means United States Dollars.

(h)	“Additional Termination Event” The following shall constitute Additional Termination Events:

(1) In the event the obligations created under the related Credit Agreement (excluding the obligations of Party B under this Agreement) are repaid in full, such Credit Agreement is terminated or cancelled, or Party A (or any member bank or Affiliate of Party A) as lender shall cease to remain a party thereto.  Notwithstanding the foregoing, it shall not be an Additional Termination Event if the obligations under such Credit Agreement are repaid in full (a “Refinancing”) through a refinancing facility or a replacement facility, to which refinancing or replacement facility Party A is a lender and Party B’s obligations under this Agreement are secured, guaranteed and otherwise backed by the same collateral or persons securing, guaranteeing and backing such refinancing or replacement facility on at least a pari-passu basis with the lenders of such refinancing or replacement facility.  For this Additional Termination Event, Party B shall be the sole Affected Party and the Transaction or Transactions associated with the hedging of the relevant Credit Agreement shall be the sole Affected Transaction(s), provided that if there is no other Credit Agreement outstanding, all Transactions shall be Affected Transactions.

ISDA® 2002

“Credit Agreement” means each of the (i) Credit Agreement dated as of May 23, 2012,  between Party B and Party A, as amended from time to time; and (ii) any other loan agreement or credit agreement between Party A and Party B, as amended from time to time.

(2) Any default, event of default or other similar condition or event (howsoever described) under a Credit Agreement (a) results in any indebtedness or obligation under such Credit Agreement becoming capable at such time of being declared due and payable before it would otherwise have been due and payable or (b) in making one or more payments on the due date for payment (after giving effect to any applicable notice requirement or grace period).  For this Additional Termination Event, Party B shall be the sole Affected Party and the Transaction associated with the hedging of the relevant Credit Agreement shall be the sole Affected Transaction, provided that if there is no other Credit Agreement outstanding, all Transactions shall be Affected Transactions.

(3) In the event Party B makes a payment or prepayment under a Credit Agreement and the notional amount of the related swap confirmation or related swap confirmations is greater than the then outstanding principal balance of such Credit Agreement, there shall be an Additional Termination Event (“Partial Termination”) with respect to the Notional Amount of the swap confirmation minus the principal balance of the Credit Agreement (“Hedging Excess”).  For this Additional Termination Event, Party B shall be the sole Affected Party and the Transaction or Transactions associated with the hedging of the relevant Credit Agreement shall be the sole Affected Transaction(s) with respect to the Hedging Excess only.

For the avoidance of doubt, a Partial Termination shall not constitute an Additional Termination Event with respect to the non-terminated portion of such Transaction and shall have no effect on the non-terminated portion, which shall continue in full force and effect (with the appropriate reduction in its Notional Amount) without regard to such Partial Termination.  If requested by Party A, Party B shall execute a confirmation to reflect the Partial Termination and the Transaction with an amended Notional Amount.

Part 2.	Tax Representations

Payer Tax Representations.  For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

ISDA® 2002

Payee Tax Representations.  For the purpose of Section 3(f) of this Agreement, Party A and Party B each make the following representations, as applicable:

(i)	Party A makes the following representations:

(a)
It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes and an “Exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of United States Treasury Regulations.

(ii)	Party B makes the following representations:

It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes and an “Exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of United States Treasury Regulations.

Part 3.	Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and 4(a)(ii) of this Agreement, each party agrees to deliver the following documents, as applicable:―

(a)	Tax forms, documents or certificates to be delivered are: -

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A and Party B	Any document or certificate reasonably requested by the other party to permit payment without (or at a reduced rate of) deduction or withholding of tax	As soon as possible after request

Party B	A correct, complete and duly executed United States Internal Revenue Service Form W-9 (or any successor applicable form), in a manner reasonably satisfactory to Party A	(i)Upon execution of the Agreement and (ii) promptly upon reasonable demand

ISDA® 2002

(b)	Other documents to be delivered are: -

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B	Such evidence of the due authorisation of the person(s) signing this Agreement and each Confirmation on its behalf as the other party may reasonably request	On execution and if requested on the occasion of each transaction	Yes

Party B	A duly certified copy of its constituent documents evidencing that it has the power to enter into the transactions of the nature hereby contemplated.	On execution	Yes

Party B
A copy of a  Borrowing Resolution (Incumbency Certificate for Limited Liability Companies) of Party B approving Party B’s entering into this Agreement and transactions of the nature hereby contemplated and authorising a named person or persons to execute this Agreement and each Confirmation on its behalf and to enter into each Transaction on its behalf
		On execution	Yes

Party B	Any Credit Support Document specified in Part 4(f)	On execution	Yes

ISDA® 2002

Party B
Such other documents as Party A may reasonably request, including without limitation, legal opinions in form and substance satisfactory to Party A, and such other written information with respect to the business, operations, financial condition or otherwise, of Party B and any Credit Support Provider of Party B
	Promptly on request	Yes

Part 4.	Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:―

Address for notices or communications to Party A:

Address:	Rabobank, N.A.
915 Highland Point Drive, Suite 350
Roseville, CA 95678
Attention:	Brett Hamilton
Telephone No.:	916 878 4601
Facsimile No.:	916 797 8231

In case of a notice or other communication under Section 5 or 6, to be effective, in addition to the above addressee, it must also be delivered to:

Address:	Rabobank, N.A.
915 Highland Point Drive, Suite 350
Roseville, CA 95678
Attention:	General Counsel
Telephone No.:	916 878 4650
Facsimile No.:	916 784 2347

and:

Address:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.
(trading as Rabobank International), New York Branch
245 Park Avenue
New York, NY 10167, USA
Attention:	Legal Department

ISDA® 2002

Address for notices or communications to Party B:

Address:	QAD Ortega Hill, LLC
100 Innovation Place
Santa Barbara, CA 93108
Attention:	John Neale
Facsimile No.:	805 566 6080
Telephone No.:	805 566 5117
E-mail:	jhn@qad.com

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:―

Party A appoints as its Process Agent: Not applicable

Party B appoints as its Process Agent: Not applicable

(c)	Offices. The provisions of Section 10(a) will apply to Party B and will apply to Party A.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:―

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”.

(f)	Credit Support Document. Details of any Credit Support Document:

With respect to Party A, none.  With respect to Party B, the following:

any Credit Agreement;

“Loan Documents” as defined in any Credit Agreement;

any guaranty provided to guarantee the obligations under this Agreement; and

any other security agreements, pledge agreements, mortgages, deeds of trust, security deeds, collateral mortgages, environmental indemnity agreements and guaranties, whether now or hereafter existing, executed in connection with any loan or financial accommodation from Party A or any of its affiliates to Party B (i) with Party A included, whether directly or indirectly, in such documents as a pledgee, indemnitee, additional insured, lost payee, assignee, secured party or beneficiary or (ii) securing Party B’s obligations under this Agreement.

(g)
Credit Support Provider.  With respect to Party B, each party to a Credit Support Document, now existing or hereafter arising, as a borrower, guarantor, grantor, pledgor or in a similar role, other than Party B.

ISDA® 2002

(h)
Governing Law.  This Agreement and any matter arising out of or relating to this Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(i)	Netting of Payments. "Multiple Transaction Payment Netting" will not apply for the purpose of Section 2(c) of this Agreement.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)	Absence of Litigation. For the purpose of Section 3(c):―

“Specified Entity” means in relation to Party A all Affiliates.
“Specified Entity” means in relation to Party B all Affiliates.

(l)	No Agency. The provisions of Section 3(g) will apply to this Agreement.

(m)	Additional Representation will apply. For the purpose of Section 3 of this Agreement, the following will constitute Additional Representations:

(i)          Relationship Between Parties.   Each party will be deemed to represent to the other party on the date on which it enters into this Agreement and each Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):―

(A)
Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party or Rabobank International or any of their respective affiliates as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from the other party, Rabobank International, or any of their respective affiliates, will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(B)
Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the risks of that Transaction.

(C)
Status of Parties.  None of Party A, Party B, Rabobank International, or any of their respective affiliates, is acting as a fiduciary for or an adviser to either Party A or Party B in respect of that Transaction.

ISDA® 2002

(D)
Non-Speculative Purpose.  Party B is entering into each Transaction in connection with its line of business and to manage the risk associated with an asset or liability owned or incurred or reasonably likely to be owned or incurred by itself in the conduct of its business and not for purposes of speculation.

(E)
Eligible Contract Participant, Eligible Swap Participant and Transaction Formation.  Each of Party A and Party B is an "eligible contract participant" as defined in the Commodity Exchange Act, as amended ("CEA"), 7 U.S.C. and the material terms of each Transaction will be individually negotiated and tailored by it.  Each of Party A and Party B is an “eligible swap participant” as defined in 17 C.F.R. 35.1.  Neither Party A nor Party B has executed, entered into, or traded, and neither party will execute, enter into, or trade, any Transaction on a "trading facility" as such term is defined in the CEA.   Each Transaction hereunder constitutes a “swap agreement” as defined in Section 206A of the Gramm-Leach-Bliley Act.

(n)
ERISA. Party B represent it is not, and is not acting on behalf of, and for so long as this Agreement is in force and effect, it covenants it shall not be, or act on behalf of, (1) an "employee benefit plan" within the meaning of Section 3(3) of ERISA that is subject to Part 4 of Subtitle B of Title I of ERISA ("Title I"), (2) a "plan" within the meaning of Section 4975(e)(1) of the Tax Code, to which Section 4975 of the Tax Code applies,  (3) a "governmental plan" as defined in ERISA or the Tax Code (or an entity that includes the assets of a governmental plan) that is subject to any federal, state, or local law that is substantively similar, or of similar effect to, Section 406 of ERISA or Section 4975 of the Tax Code, or (4) an entity whose underlying assets include "plan assets" subject to Title I or Section 4975 of the Tax Code by reason of Section 3(42) of ERISA and, as applicable, 29 CFR § 2510.3-101 or otherwise.

(o)
Recording of Conversations.  Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction and (ii) agrees, to the extent permitted by applicable law, that such recordings may be submitted in evidence of any Proceedings.

(p)
Change of Account. The following wording shall be added at the end of Section 2(b) of this Agreement: “If such new account shall not be in the same tax jurisdiction as the original account the prior written consent of the other party is required for such change.”

Part 5.	Other Provisions.

(a)	Definitions.

The 2006 ISDA Definitions as published by International Swaps and Derivatives Association, Inc, are incorporated by reference herein.  In the event of any inconsistency between the provisions of this Agreement and the ISDA Definitions, this Agreement will prevail.

(b)	Foreign Exchange and Currency Option Transactions.

Reference is made to the 1998 ISDA FX and Currency Option Definitions (the "FX Definitions") published by ISDA, which are incorporated by reference in this Agreement. Unless agreed otherwise, any foreign exchange transaction or currency option (an "FX Transaction") into which the parties may enter or may have entered into prior to the date hereof shall be subject to the terms of this Agreement. Each such FX Transaction shall constitute a Transaction and any documents exchanged between the parties confirming those transactions shall be a Confirmation for the purposes of this Agreement.

ISDA® 2002

(c)	Commodity Transactions.

The 2005 ISDA Commodity Definitions, as published by the International Swaps and Derivatives Association, Inc. (“Commodity Definitions”) are incorporated by reference in this Agreement.  In the event of any inconsistency between the Commodity Definitions and this Agreement, this Agreement will govern.

(d)	Additional Agreements.

Section 4 of this Agreement is hereby amended by adding at the end thereof the following subsections:

“(f)            Consent to Disclosure. Each party agrees and consents to the communication and disclosure of all information in respect of this Agreement and any Transaction and all matters incidental hereto and thereto by the other party: (i) to the head office and all other branches and Affiliates of the other party, provided such communication and disclosure is for risk management and administrative purposes; and (ii) as required by any applicable law or regulation or any court or regulatory or other authority of competent jurisdiction. Party B hereby consents to Party A sharing, and instructs Party A to share, with Rabobank International or any affiliate, information Party A has with respect to Party B.

(g)  Amendment to this Agreement.  Party B agrees that in the event of a Refinancing, Party B shall amend this Agreement within 15 days of the Refinancing to revise, inter alia, the Credit Support Documents and Credit Support Providers.”

(e)	Credit Support Default.
A new Section 5(a)(iii) (4) is inserted as follows:
(4) amendment of any Credit Support Document without prior written consent of Party A.

(f)	Set-off. Section 6(f) of this Agreement is hereby amended replaced in its entirety by the following:

“(f) Set-Off: Upon the designation of any Early Termination Date, the party that is not the Defaulting Party or Affected Party ("X") may, without prior notice to the Defaulting or Affected Party ("Y"), set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Y to X or any Affiliate of X (the "X Set Off Amount") against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y (the "Y Set Off Amount"). X will give notice to the other party of any set off effected under this Section 6(f).

ISDA® 2002

For this purpose, either the X Set Off Amount or the Y Set Off Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

If any obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(g)	Notices.

Section 12(a)(vi) will not apply to this Agreement provided that if an Office notifies in writing, that it accepts e-mail communication, then Section 12(a)(vi) will apply from the time of such notice for Transactions through that Office.

(h)	Waiver of Jury Trial.
THE PARTIES HERETO HEREBY (i) WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND AGREEMENTS IN THIS SECTION.

(i)	Incorporation of 2002 Master Agreement Protocol Terms.
The parties agree that the definitions and provisions contained in the Annexes 1 to and including 15 of the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association, Inc. on 15th July, 2003 are incorporated into and apply to this Agreement. References in those definitions and provisions to any “ISDA Master Agreement” will be deemed to be references to this Agreement.

(j)
OFAC and USA PATRIOT Act Representations. Each party represents that (a) it is not in material violation of any applicable laws or regulations relating to terrorism, money laundering, trade embargos, other restrictions on trade or restrictions on dealings with sanctioned persons (a "Sanctioned Person") or sanctioned countries, including laws and regulations, as applicable per jurisdiction, such as those administered by the United States Treasury Department's Office of Foreign Asset Control, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”) and any such laws and regulations promulgated or administered by United Nations, Switzerland or the European Union and (b) it is not a Sanctioned Person.

ISDA® 2002

(k)
USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the Patriot Act, it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Patriot Act.

In WITNESS WHEREOF the parties have executed this Schedule on the respective dates specified below with effect from the date specified on the first page of this Agreement.

Rabobank, N.A.			QAD Ortega Hill, LLC, a Delaware limited liability company

By:	/s/ Jason Wilson		By:	/s/ John Neale
	Name:	Jason Wilson		Name:	John Neale
	Title:	VP – Commercial Banking Officer		Title:	Manager
	Date:	05/30/2012

By:	/s/ Brett Hamilton		By:	/s/ Kara Bellamy
	Name:	Brett Hamilton		Name:	Kara Bellamy
	Title:	VP – Regional Credit Officer		Title:	Manager
	Date:	05/30/2012